EXHIBIT 99.1

Iconic Brands Announces Sale of its Majority Interest in Green Grow Farms, Inc.

Company to focus on Hooters Spirits national roll out, Bellisima’s launch in select European countries, and introduction of new and innovative Iconic brands

Amityville, NY, Dec. 09, 2019 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- Iconic Brands, Inc. (OTCQB: ICNB) (“Iconic” or the “Company”) today announced that it has entered into a Stock Purchase Agreement (the “Agreement”) with Canbiola, Inc. (OTCQB: CANB) (“Canbiola”) and Green Grow Farms, Inc. (“Green Grow”) for the sale of Iconic’s majority equity interest in Green Grow in consideration for 37,500,000 shares of Canbiola’s common stock, subject to an upward adjustment in shares based on the market price per share (as defined in the Agreement) of CANB on June 30, 2020.

The sale monetizes a non-core asset and allows Iconic to devote all of its resources and attention to further growing its alcohol brands, including expanding the launch of the Hooters Spirits brand across the United States, launching Bellissima in the U.K., Finland, and Norway, and developing new products to be brought to market in 2020.

Richard DeCicco, Chief Executive Officer of Iconic, stated, “I’m excited to have Canbiola use their expertise in CBD to expand Green Grow, as our shareholders will now be able to benefit from our ownership of CANB stock. It is now time for our Company to seize the meaningful opportunities in front of us and devote our time and resources to the great alcohol brands that Iconic is known for. We are currently in discussions with several new and exciting brands and expect 2020 to be a fantastic year for the Company. We look forward to providing more updates to our shareholders in the coming weeks and months.”

About Iconic Brands, Inc.

Iconic Brands, Inc. is a lifestyle branding company with the highest expertise of developing, from inception to completion, alcoholic beverages for itself and third parties. Iconic Brands markets and places products into national distribution through long standing industry relationships. Iconic is a leader in "Celebrity Branding" of beverages, procuring superior and unique products from around the world and branding its products with internationally recognized celebrities. It currently offers Bellissima Prosecco and Bivi Vodka. In addition, Iconic is a developer of private label spirits “Hooters Spirits” for Hooters restaurants and off-premise retail locations both domestically and internationally.

Please visit the Company’s websites and follow it on social media.

Websites: Iconicbrandsusa.com; bivivodka.com; bellissimaprosecco.com

Twitter: @BellissimabyCB; @BiviVodka; @HootersSpirits

Instagram: @IconicBrandsUSA; @BellissimaProsecco; @Bivivodka; @HootersSpirits

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About Canbiola, Inc.

Canbiola is a vertically integrated conglomerate specializing in the manufacturing, formulation, and sale of THC-Free Cannabidiol (CBD) Isolate products, such as oils, drops/tinctures, gels, creams, moisturizers, chews, and capsules. Canbiola aims to be the premier provider of the highest quality hemp natural products on the market through sourcing the very best raw material and developing a variety of products it believes will improve people's lives in a variety of areas.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Iconic’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Iconic’s Annual Report on Form 10-K.

These forward-looking statements should not be relied upon as predictions of future events and Iconic cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Iconic or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Iconic disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Info@IconicBrandsUSA.com

IR@iconicbrandsusa.com

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